EXHIBIT 99.1

International Aluminum Corporation Announces Results For Third Quarter

MONTEREY PARK, CA,  May 13, 2003 - International Aluminum Corporation (NYSE: IAL) today announced results for the quarter and nine months ended March 31, 2003 as follows:

	Quarter Ended March 31,		Nine Months Ended March 31,
	2003	2002	2003	2002
Net sales	$48,012,000	$46,473,000	$143,969,000	$147,039,000

Income from continuing operations	$907,000	$392,000	$2,158,000	$778,000
Income (loss) from discontinued operations	—	—	110,000	(1,065,000)
Cumulative effect of accounting change	—	—	—	(7,935,000)
Net income (loss)	$907,000	$392,000	$2,268,000	$(8,222,000)

Basic and diluted EPS:
Continuing operations	$.21	$.09	$.50	$.18
Discontinued operations	—	—	.03	(.25)
Cumulative effect of accounting change	—	—	—	(1.87)
Total	$.21	$.09	$.53	$(1.94)

The discontinued operations relate to the closure of Maestro Products, the Company’s wood window and door subsidiary, which was announced in December 2001.

Contact:

David C. Treinen, President  (323) 264-1670

Mitchell K. Fogelman, Senior Vice President-Finance  (323) 264-1670